UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2020

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Explanatory Note

This amendment to the Current Report on Form 8-K/A (“Form 8-K/A”) is being filed to amend the Current Report on Form 8-K initially filed by TD Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on December 16, 2020 (the “Original Form 8-K”). The Company is filing this Form 8-K/A solely to clarify that Mr. Xiangjun Wang was also appointed as a member of the audit committee and compensation committee of the Company’s board of directors. Except as set forth in the foregoing, the Original Form 8-K is unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jialin Cui

On December 14, 2020, Mr. Jialin Cui resigned from his position as a director of the board of directors (the “Board”) and chairman of the nominating and governance committee (the “Nominating Committee”) of the Board of TD Holdings, Inc. (the “Company”) effective immediately. Mr. Cui’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Xiangjun Wang

Effective December 14, 2020, the Board appointed Mr. Xiangjun Wang as a director of the Board, chairman of the Nominating Committee, a member of the audit committee and a member of the compensation committee of the Board, to fill the vacancy created by the resignation of Mr. Jialin Cui.

The biographical information of Mr. Wang is set forth below.

Mr. Wang, age 47, has served as a partner and practicing lawyer of Beijing Junzejun (Shenzhen) Law Firm since 2010. From 2008 to 2010, he practiced as a lawyer of Guangdong Shenpeng Law Firm. Mr. Wang served as the managing director of Shenzhen Investment Banking Department of Pacific Securities Co., Ltd. from 2006 to 2008. He served as the deputy general manager of Ruigu Technology (Shenzhen) Co., Ltd. from 2003 to 2006. From 1999 to 2003, Mr. Wang worked in the supply chain management department and legal department of Huawei Technologies Co., Ltd. He is a licensed attorney and also a Certified Public Accountant in China. Mr. Wang obtained his Bachelor’s Degree in Theory of Mechanical System and Applied Mechanics from Lanzhou University and his Master’s Degree in Solid Mechanics from Lanzhou University in 1999.

Mr. Wang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Wang also entered into a director offer letter (the “Offer Letter”) with the Company, which sets his annual compensation at $10,000 and establishes other terms and conditions governing his service to the Company. The Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Director Offer Letter, dated December 14, 2020, 2020 by and between the Company and Xiangjun Wang (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on December 16, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: January 25, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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